As filed with the Securities and Exchange Commission on May 8, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Silvaco Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	27-1503712
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Silvaco Group, Inc.

4701 Patrick Henry Drive

Building #23

Santa Clara, California, 95054

(Address of Principal Executive Offices) (Zip Code)

Amended and Restated 2014 Stock Incentive Plan

2024 Stock Incentive Plan

2024 Employee Stock Purchase Plan

(Full title of the plan)

Dr. Walden C. Rhines

Chief Executive Officer

Silvaco Group, Inc.

4701 Patrick Henry Drive

Building #23

Santa Clara, CA 95054

(408) 567-1000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Candace Jackson SVP, General Counsel and Corporate Secretary Silvaco Group, Inc. 4701 Patrick Henry Drive Building #23 Santa Clara, CA 95054 (408) 567-1000	Drew M. Valentine White & Case LLP 1221 Avenue of the Americas New York, NY 10020 (212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Exchange Act. ☐

EXPLANATORY NOTE

Silvaco Group, Inc., a Delaware corporation (the “Registrant”) is filing this Registration Statement (i) to register an additional 928,452 shares of its common stock, par value $0.0001 per share (“Common Stock”), for issuance under the Registrant’s 2024 Stock Incentive Plan (the “2024 Plan”), and (ii) to register an additional 309,484 shares of its Common Stock for issuance under the Registrant’s 2024 Employee Stock Purchase Plan (the “ESPP”). The 2024 Plan was automatically amended on January 1, 2026, to increase the number of shares of Common Stock authorized for issuance thereunder by 3% of the total number of shares of Common Stock outstanding on December 31, 2025, of the preceding calendar year, or 30,948,403 shares of Common Stock (the “Year-End Outstanding Shares”). The ESPP was automatically amended on January 1, 2026, to increase the number of shares of Common Stock authorized for issuance thereunder by 1% of the Year-End Outstanding Shares.

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same benefit plan is effective pursuant to the 2024 Plan and ESPP, as described above. The Registrant previously registered shares of its Common Stock for issuance under each of the 2024 Plan and ESPP under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (“SEC”) on May 9, 2024 (File No. 333-279282), as amended on July 29, 2024, and on August 6, 2025 (File No. 333-289322). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above with respect to the shares of Common Stock registered under the 2024 Plan and ESPP, except to the extent supplemented or amended or superseded by the information set forth or incorporated herein.

PART II

Information Required in the Registration Statement

Item 8. Exhibits

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of Silvaco Group, Inc. (filed as Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2025).

4.2	Amended and Restated Bylaws of Silvaco Group, Inc. (filed as Exhibit 3.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 28, 2025).

4.3	Form of Common Stock Certificate of the Registrant (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.4	Silvaco Group, Inc. Amended and Restated 2014 Stock Plan (including forms of award agreements thereunder) (incorporated by reference to Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.5	Silvaco Group, Inc. 2024 Stock Incentive Plan (including forms of award agreements thereunder) (incorporated by reference to Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

4.6	Silvaco Group, Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.4 to the Company’s Registration Statement on Form S-1 (File No. 278666) filed on May 3, 2024).

5.1*	Form of Opinion of White & Case LLP

23.1*	Consent of Baker Tilly US, LLP

23.2*	Consent of White & Case LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature pages to this Registration Statement)

107*	Filing Fee Table

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California on May 8, 2026.

SILVACO GROUP, INC.

By:	/s/ Walden C. Rhines
Name:	Walden C. Rhines
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walden C. Rhines and Christopher Zegarelli, and each of them acting alone, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities indicated on May 8, 2026.

Signature	Title	Date

/s/ Walden C. Rhines	Chief Executive Officer, and Director (Principal Executive Officer)	May 8, 2026
Walden C. Rhines

/s/ Christopher Zegarelli	Chief Financial Officer (Principal Financial Officer)	May 8, 2026
Christopher Zegarelli

/s/ Katherine S. Ngai-Pesic	Chair of the Board	May 8, 2026
Katherine S. Ngai-Pesic

/s/ Cheemin Bo-Linn	Director	May 8, 2026
Cheemin Bo-Linn

/s/ Anita Ganti	Director	May 8, 2026
Anita Ganti

/s/ Anthony K. K. Ngai	Director	May 8, 2026
Anthony K. K. Ngai

/s/ Iliya Pesic	Director	May 8, 2026
Iliya Pesic

/s/ Theodore L. Tewksbury III	Director	May 8, 2026
Theodore L. Tewksbury III

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